UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2005

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD	57104
(Address of principal executive office)	(ZIP Code)

(605)   333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

HF Financial Corp. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2005 (the “Prior Form 8-K”), to update certain disclosures included therein under Item 2.06.

ITEM 2.06      Material Impairments.

As previously reported in the Prior Form 8-K, on July 20, 2005, the Company determined as doubtful as of June 30, 2005, certain loan participation interests (the “Loan Interests”) in the aggregate of $4.1 million that the Company’s wholly-owned subsidiary, Home Federal Bank (the “Bank”), owns as a participant in a loan (the “Loan”) to a certain borrower based in South Dakota (the “Borrower”).  The Bank is a participant in the Loan with several other banks.  The downgrade by the Company of the Loan Interests to doubtful caused the Loan Interests to be impaired and, accordingly, a material charge for impairment with respect to the Loan Interests was necessary under generally accepted accounting principles.  In connection with such determination, the Company recorded a total impairment of approximately $1.75 million in provisions for loan losses as of June 30, 2005, relating to the Loan Interests.

On November 7, 2005, the participants in the Loan, including the Bank, agreed to sell their interests in the Loan to a third party.  Accordingly, the Company will record a charge of approximately $1.05 million in its second quarter ending December 31, 2005, and will reclassify the Loan Interests as held for sale until the completion of the sale of the Loan, which is expected to occur over the next several months.  This represents the Company’s best estimate of the disposition charge from the sale of the Loan Interests and remaining repossessed assets of the Borrower.

The Company continues to be unable to estimate the out-of-pocket expenditures (including legal and accounting fees) it will incur in connection with the resolution of the Loan Interests.  The actual amount of such expenditures will depend on the length of time, and number of hours of professional assistance required, to finally resolve all issues, the nature of the proceedings in which these issues are resolved, and other factors not susceptible to precise estimation.

Forward-Looking Statements

This Form 8-K and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance.  In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others.  These forward-looking statements might include one or more of the following:

•                       Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, tax benefit or other financial items.

•                       Descriptions of plans or objectives of management for future operations, products or services, transactions and use of subordinated debentures payable to trusts.

•                       Forecasts of future economic performance.

•                       Descriptions of assumptions underlying or relating to such matters.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “optimism,” “look-forward,” “bright,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions.  These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive developments (such as shrinking interest margins); deposit outflows; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; unexpected claims against the Company’s self-insured health plan; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant uncertainties.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	November 8, 2005	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date:	November 8, 2005	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)